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                                                                 Exhibit 10.20


THIS AGREEMENT is made on March 31, 2000

BETWEEN :

FIRSTMARK COMMUNICATIONS EUROPE S.A. (hereafter "FMCE"), a company incorporated in Luxembourg and having its registered office at 3 rue Jean Piret, L-2350 Luxembourg, R.C. Luxembourg B 65.610.

FIRSTMARK COMMUNICATIONS LATIN AMERICA L.L.C. (hereafter "FMCLA") a limited liability company incorporated in Delaware and having its registered office at Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801.

WHEREAS

(A) FMCE and its subsidiaries are developing telecommunications services and networks for use in countries throughout Europe.

(B) FMCLA and its subsidiaries are developing telecommunications services and networks for use in countries throughout Latin America.

(C) FMCE and FMCLA have agreed that each should provide certain services to the other on the terms of this Agreement.

NOW IT IS HEREBY AGREED as follows :

1.       DEFINITIONS AND INTERPRETATION

1.1. In this Agreement (including the Recitals hereof and the Schedules hereto) unless the subject or context otherwise requires, the following words and expressions shall have the following meanings : -

1.1.1.   BILLING PERIOD means monthly unless otherwise agreed by the Parties.

1.1.2. FEE means an amount equal to the fair market value, as agreed between FMCE and FMCLA, for the services provided. In any case in which the providing Party asserts that the fair market value of services exceeds $500,000 and such value is disputed by the receiving Party, the Fee shall be determined by an independent accounting or consulting firm of international standing agreed by the Parties.


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1.1.3    FMCE includes, where the context permits, any subsidiary for the time being of FMCE listed in Schedule II hereto. The Parties may agree to add or delete any subsidiary from such Schedule.

1.1.4. FMCLA includes, where the context permits, any subsidiary for the time being of FMCLA listed in Schedule III hereto. The Parties may agree to add or delete any subsidiary from such Schedule.

1.1.5. INTELLECTUAL PROPERTY RIGHTS means all patent rights, copyrights in all drawings, designs, plans, specifications, manuals, software, rights in designs, trade marks, service marks, trade names and any know-how, whether or not any of these is registered and including applications for any such rights, matter or thing or registration thereof and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of these which may subsist anywhere in the world.

1.1.6. INTEREST RATE means the lesser of 10% per annum and the maximum rate of interest then lawful in the United Kingdom.

1.1.7. PARTY or PARTIES means a party or parties to this Agreement.

1.1.8. PROPRIETARY INFORMATION means all information furnished by or on behalf of the disclosing Party other than information that (i) was publicly available prior to its disclosure to the receiving Party or
         (ii) becomes publicly available other than by reason of a breach of this Agreement by the receiving Party or its representatives or (iii) is made available to the receiving Party by a third party that is not bound by an obligation of confidentiality to the disclosing Party or an affiliate thereof.

1.2.     INTERPRETATION

1.2.1. Except to the extent that the context requires otherwise, any reference to THIS AGREEMENT or to any other agreement or document is a reference to this Agreement or, as the case may be, the relevant agreement or document as amended, supplemented or novated from time to time and includes a reference to any document which amends, waives, is supplemental to or novates the terms of this Agreement or, as the case may be, the relevant agreement or document.

1.2.2. Except where otherwise stated, any reference to any statutory provision includes a reference to any modification, extension or reenactment thereof (whether made before or after the date hereof) for the time being in force


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         and also includes a reference to all by-laws, instruments, orders and regulations for the time being made thereunder or deriving therefrom.

1.2.3. Clause Headings are for ease of reference only and shall be ignored in the construction of this Agreement.

1.2.4. Unless the context otherwise requires, references to the singular number shall include references to the plural number and vice versa ; words denoting any gender include all genders , words denoting persons include firms and corporations and vice versa.

1.2.5. References to Clauses and Schedules are to Clauses of and Schedules to this Agreement.

2.       DURATION

         This Agreement shall enter into effect as of the Effective Date and subject to prior termination as provided herein shall continue for a period of five years thereafter.

3.       SERVICES TO BE PROVIDED

3.1. Each Party agrees to provide to the other Party and its subsidiaries, to the extent reasonably requested and reasonably available, the services set out in Schedule I. The providing Party shall be entitled at any time to require written confirmation of any such request for services to be provided by it.

3.2. The providing Party shall perform the services required by the other Party in a skilful and workmanlike manner and use all reasonable efforts to meet the reasonable schedule and other requirements of the other Party in respect of such services taking into account the available resources of the providing Party.

3.3. All requests for services under this Agreement shall be subject to the prior review and approval of a committee of the Board of Directors of the Party requested to provide such services, which committee shall not include executive officers of such Party. Nothing in this Agreement shall place any obligation upon either Party to provide services where in the opinion of the foregoing committee of its Board of Directors it is contrary to the best interests of such Party to do so.


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4.       INVOICE AND PAYMENT TERMS

4.1. The providing Party shall invoice the receiving Party within 30 days of the first working day of any Billing Period in respect of the Fee for that Billing Period together with any taxes payable thereon. Invoices are payable within 30 days of the invoice date. The Parties may agree to offset amounts due to each other and invoice for the net difference between amounts due from each Party to the other.

4.2. Should the receiving Party fail to pay any amount due to the providing Party hereunder by the due date, then without prejudice to any other rights or remedies, the providing Party may charge interest on any outstanding amounts validly due at the Interest Rate.

4.3. Each Party shall maintain all such accounts and records as are reasonably necessary to support its claims for payment under this Agreement for a minimum period of two years.

5.       TAXES

         Any fee payable in accordance with this Agreement is exclusive of any and all taxes including but not limited to value added tax or other duties or imposts (other than income taxes payable by the providing Party on its profits) which, if applicable, will be charged to the receiving Party in addition to the said Fee.

6.       INTELLECTUAL PROPERTY RIGHTS

6.1. Unless otherwise agreed in writing, all Intellectual Property Rights arising from the performance of the services by the providing Party or any consultant or subcontractor (to the extent vested in the providing Party by that party) shall vest in and shall remain the sole property of the providing Party.

6.2. FMCLA and FMCE shall do or procure to be done all such further acts or things and execute or procure the execution of all such other documents as the other Party may reasonably require from time to time for the purpose of giving full effect to the provisions of this Clause.

7.       TERMINATION PROVISIONS


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         TERMINATION FOR DEFAULT

7.1. This Agreement may be terminated by written notice by either Party should the other Party :

7.1.1. commit a material breach of this Agreement which is not remediable or, if remediable, is not remedied in all material respects within 90 days of a written request to do so by the Party not in default provided always that should the Party in default propose, during such 90 day period, a correction plan to remedy such breach which is acceptable to the other Party and the Party in default commences and continues with such correction plan then such breach shall be deemed remedied so long as such correction plan is completed within a reasonable time; or

7.1.2. become insolvent or unable to pay its debts as they fall due, compound with its creditors, make any voluntary bankruptcy or insolvency filing, or have any involuntary bankruptcy or insolvency proceeding commenced against it or any trustee, receiver, administrator or similar officer appointed in respect of all or part of its business or assets and such involuntary proceeding or appointment is not stayed, discharged or terminated within 60 days.

7.2. If a Change in Control of either FMCLA or FMCE shall occur, either Party shall be entitled, upon serving written notice on the other within 180 days after such Change in Control, to terminate this Agreement forthwith. For purposes of this Agreement, "Change in Control" with respect to any entity shall mean (i) any merger, consolidation, reorganization or sale or issuance of capital stock as a result of which any person or entity other than FirstMark Holdings LLC and its affiliates shall own, directly or indirectly, more than 50% of the voting power and more than 50% of the equity interests in such entity, (ii) any sale, lease, exchange or other transfer, directly or indirectly, of all or substantially all of the consolidated assets of such entity, or (iii) any liquidation or dissolution of such entity.

7.3. If the Agreement is terminated by either Party in accordance with Clause 7.1 or 7.2, then in respect of services related to the period prior to termination each Party shall pay the other Party its Fees incurred up to the date of termination not later than 30 days after the date of termination and shall reimburse the providing Party promptly (and in event within 30 days after receipt of any invoice therefor) for commitments made by the providing Party with third parties prior to the date of termination.


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         GENERAL TERMINATION PROVISIONS

7.4. Save as aforesaid neither Party shall have further obligation or liability to the other and the provisions of this Clause 7 shall constitute the sole and exclusive rights and remedies of either Party in relation to the termination of this Agreement.

7.5. Subject to the payment of monies due to Services hereunder, each Party shall, upon termination of this Agreement, deliver to the other all work-in-progress which the other Party is obliged to deliver in the performance of any services hereunder.

8.       LIMITATION OF LIABILITY

8.1. In no event shall a providing Party or any of its affiliates or their respective directors, officers, employees, agents and representatives (each, an "Exculpated Person") be liable to a receiving Party for any action taken or omitted to be taken hereunder, whether in contract, tort, or otherwise at law or equity, other than in the case of gross negligence or willful misconduct by such Exculpated Person. In no event shall any Exculpated Person have liability hereunder for any indirect, consequential, special or incidental damages.

8.2. The receiving Party shall indemnify and hold harmless each Exculpated Person from and against all claims, liabilities, damages, costs, expenses, penalties, fees (including reasonable attorneys' fees) and amounts paid by way of compromise or settlement arising out of, resulting from or relating to this Agreement or the performance of the services contemplated hereby.

8.3. The provisions of this Clause 8 shall survive any termination of this Agreement.

9.       FORCE MAJEURE

         If the providing Party is prevented from or delayed in performing any of its obligations under this Agreement as a result of circumstances beyond its reasonable control and without its fault or negligence including but not limited to acts of God, acts of government, war, terrorism, civil insurrection, fire, flood, explosions, earthquakes, strikes, lockouts or other labour disputes, non-availability, revocation or withdrawal of any import, export or other licenses, epidemics or quarantines or acts or omissions of the receiving Party, then such obligations shall be suspended for such period as is equitable in all the circumstances, such period not being less than the period of such force majeure,


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         and the providing Party shall be entitled to be paid its reasonable additional cost resulting from any such delay.

10.      CONFIDENTIALITY

10.1. Each Party undertakes in respect of Proprietary Information disclosed to it by the other :

10.1.1.  to keep such Proprietary Information confidential ; and

10.1.2. not (without written approval of the disclosing Party) to make or cause to be made any disclosure thereof whether directly or indirectly to any third party (other than the receiving Party's financiers, lawyers, auditors or other like professional advisers who have a need to know and who agree to be bound by the provisions of this Clause 10) ;

10.1.3. not to use or allow to be used such Proprietary Information except solely in relation to the purposes for which it was released unless and to the extent that a further use of the Proprietary Information is specifically authorised in writing by the disclosing Party ; and

10.1.4. not to disclose such Proprietary Information to any unauthorised personnel within their own organisations who are not required to receive or know such Proprietary Information for the purposes of this Agreement.

10.2. The obligations of confidentiality under this Clause 10 with respect to Proprietary Information shall continue for a period of 5 years from the date of disclosure in each and every case notwithstanding any prior termination of this Agreement. The provisions hereof shall continue to be binding upon a Party which assigns this Agreement in accordance with Clause 12.

11.      SUBCONTRACTORS

         A providing Party shall be entitled to engage sub-contractors to assist in the provision of services and the performance of any other of its obligations hereunder and the provisions of this Agreement shall inure to the benefit of any such sub-contractor and its affiliates and their respective directors, officers, employees, agents and representatives except as otherwise agreed by the providing Party and such sub-contractor.


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12.      ASSIGNMENT

         Except for sub-contracting of services as contemplated by Clause 11 (none of which shall relieve the providing Party of any liability or obligation hereunder), neither Party shall assign or otherwise transfer the benefits of this Agreement or any of its rights, duties or obligations hereunder without the prior written consent of the other Party.

13.      NO PARTNERSHIP

         Nothing herein shall create or be deemed to create a joint venture or partnership between the Parties nor, save as specifically provided in this Agreement, constitute one Party the agent of the other Party.

14.      VARIATION AND WAIVER

14.1. No waiver by a Party of any provision of this Agreement shall be binding unless made expressly and expressly confirmed by it in writing. Any such waiver shall relate only to such matters of non-compliance or breach as it expressly relates to and shall not apply to any subsequent or other matter of non-compliance or breach.

14.2. Any variation to this Agreement shall only be binding if reduced to writing and signed by the duly authorised representatives of the Parties.

15.      SUPERVENING LEGAL REQUIREMENTS

15.1. If any provision or term of this Agreement or any part thereof shall become or be declared illegal, invalid or unenforceable for any reason whatsoever including but without limitation by reason of the provisions of any legislation or other provisions having the force or law or by reasons of any decision of any Court or other body or authority having jurisdiction over the Parties or this Agreement including the European Commission and the European Court of Justice, such terms or provisions shall be divisible from this Agreement and shall be deemed to be deleted from this Agreement in the jurisdiction in question provided always that, if any such deletion substantially affects or alters the commercial basis of this Agreement, the Parties shall negotiate in good faith to amend and modify the provisions and terms of this Agreement as may be necessary or desirable in the circumstances. In the event that the entire Agreement shall be


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         declared illegal, invalid or unenforceable then the Agreement shall be deemed terminated and the receiving Party shall pay the providing Party its Fee incurred up to the date of termination within 30 days after such termination and shall reimburse the providing Party promptly (and in event within 30 days after receipt of any invoice therefor) for commitments made by the providing Party with third parties prior to the date of termination.

15.2. The Parties will also use their best efforts to secure any necessary approvals or clearances from any competition authorities which have jurisdiction over this Agreement, or of any agreement or arrangement of which this Agreement forms part.

16.      NOTICES

         All notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by prepaid first class post by recorded delivery if within the same country, or by telex, telefax or cable addressed to the intended recipient thereof at its address set out above or to such other address or telex or telefax number as any Party may from time to time duly notify the other.

17.      ANNOUNCEMENTS

         Neither party shall make any announcements, new releases or other public statement regarding the subject matter of this Agreement without the prior written approval of the other Party such approval not to be unreasonably withheld or delayed.

18.      APPLICABLE LAW

         This Agreement shall be governed by and construed in accordance with the laws of the United Kingdom.

19.      ENTIRE AGREEMENT

         This Agreement (together with the Schedules hereto) constitutes the entire agreement between the Parties with respect to the subject matter described herein and no modification, amendment or waiver of any of the
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         this Agreement shall be effective unless made in writing specifically referring to this Agreement and duly signed by each Party. Each Party hereby declares and confirms that it has not relied upon any statement or information supplied, or opinions expressed, whether orally or in writing, by the other Party prior to execution of this Agreement.

20.      COUNTERPARTS

         This Agreement may be entered into in any number of counterparts and by the Parties to it on separate counterparts, each of which, when executed and delivered, shall be an original, but all the counterparts shall together constitute one and the same instrument.


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SIGNED for and on behalf of the Parties by a duly authorised representative.

FIRSTMARK COMMUNICATIONS EUROPE              FIRSTMARK COMMUNICATIONS LATIN
S.A.                                         AMERICA L.L.C.

By: /s/
   ----------------------------              By: /s/ Michael J. Price
                                                --------------------------
Name:
                                             Name:    Michael J. Price
Title:   Director
                                             Title:   Co-Chief Executive Officer

Date:
                                             Date:


Address: 3 rue Jean Piret                    Address: Corporation Trust Center
         L-2350 Luxembourg                            1209 Orange Street
                                                      Wilmington, DE 19801.


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                                   SCHEDULE I

                         LIST OF SERVICES TO BE PROVIDED

Providing all reasonable consultancy services requested from time to time by the receiving Party in relation to : the overall development of the receiving Party's business and the implementation of necessary technical, scientific and engineering systems relating thereto, including legal, financial, commercial, administrative, marketing and technical functions ; relationships with customers, suppliers, employees, independent contractors, third party advisers and consultants, regulatory bodies, fiscal and governmental bodies and others.


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                                   SCHEDULE II

                          LIST OF SUBSIDIARIES OF FMCE


                  FirstMark Communications Limited (UK)
                  FirstMark Communications France Sarl
                  FirstMark Communications Deutschland GmbH
                  FirstMark Communications Belgium SPRL
                  FirstMark Communications Spain SL
                  FirstMark Communications Luxembourg Sarl
                  FirstMark Communications Netherlands B.V.
                  FirstMark Communications Ireland Limited
                  FirstMark Communications Switzerland
                  FirstMark Communications Portugal
                  LambdaNet Communications GmbH
                  FirstMark Communications Netz GmbH
                  FirstMark CD GmbH
                  FirstMark Communications Europe Services Limited
                  Teleweb
                  FirstMark Communications Austria
                  FirstMark Communications Finland oy
                  FirstMark Communications Italy Srl
                  FirstMark Communications Denmark A/S
                  FirstMark Communications Norway


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                                  SCHEDULE III

                          LIST OF SUBSIDIARIES OF FMCLA


                  FMCLA Online L.L.C.
                  FMCLA Technical Services L.L.C.
                  FMCLA Strategic Planning L.L.C.
                  FMCLA Marketing & Distribution L.L.C.
                  FirstMark Communications El Salvador, S.A.
                  FirstMark Holding Do Brasil
                  FirstMark Holdings Peru S.R.L.
                  FirstMark Communications Colombia S.A.


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